Exhibit 10.13

February 26, 2008

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, Indiana 46714
Attention: Secretary

Re:	Amendment No. 2 to Second Amended and Restated Note Purchase
and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Note Purchase and Private Shelf Agreement dated as of September 9, 2004 by and among Franklin Electric Co., Inc., an Indiana corporation (the “Company”), Prudential Investment Management, Inc. (“PIM”), The Prudential Insurance Company of America (“PICA” and together with PIM, “Prudential”) as amended by that certain letter agreement dated as of April 9, 2007 by and among the Company, PIM and PICA (the “Note Agreement”), and each other Prudential Affiliate which from time to time becomes a party to the Note Agreement in accordance with the terms thereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.                                Amendment.  From and after the Effective Date (as defined in Section 3 hereof), the Note Agreement is amended as follows:

1.1           Paragraph 6B(10) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

6B(10).  Debt to EBITDA Ratio.  At the end of each Fiscal Quarter, the ratio of Consolidated Total Debt as at the end of such Fiscal Quarter to Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended shall not exceed: (i) for any Fiscal Quarter ending on March 31, 2002, through and including December 31, 2007, 3.00 to 1.00, (ii) for any Fiscal Quarter ending on March 29, 2008, through and including April 4, 2009, 3.50 to 1.00, and (iii) for any Fiscal Quarter ending on June 30, 2009 or thereafter, 3.00 to 1.00.

1.2           The definition of “Applicable Number” appearing in paragraph 5G of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Number” shall mean (i) .00075 if, with respect to such Fiscal Quarter, the ratio of Consolidated Total Debt to EBITDA, as calculated above, was equal to or greater than 2.00 to 1.00, but not greater than 2.50 to 1.00, (ii) .0015 if, with respect to such Fiscal Quarter, the ratio of Consolidated Total Debt to EBITDA, as calculated above, was greater than 2.50 to 1.00 but not greater than 3.00 to 1.00 or (iii) ..0025 if, with respect to such Fiscal Quarter, the ratio of Consolidated Total Debt to EBITDA, as calculated above, was greater than 3.00 to 1.00.

SECTION 2.                                Representations and Warranties. The Company represents and warrants that, after giving effect hereto, each representation and warranty set forth in paragraph 8 of the Note Agreement, as amended hereby, is true on and as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent of changes caused by transactions contemplated under and permitted by the Note Agreement, as amended hereby).

SECTION 3.  Conditions Precedent; Binding Agreement.  This letter shall become effective as of the date hereof (the “Effective Date”) upon (i) the return by the Company to Prudential Capital Group (Attention: Wiley S. Adams) of an original counterpart to this letter, duly executed and delivered by the Company, PIM,  PICA and each of the other noteholders signatory hereto (the “Other Holders”) and (ii) the receipt by Wiley S. Adams, counsel for PIM, PICA and the Other Holders, of an amendment to the Company’s primary bank facility in form and substance reasonably acceptable to the Required Holders amending such facility in substantially the same manner as Section 1.1 above.  Upon the satisfaction of the foregoing conditions, this letter shall become a binding agreement among the Company, PIM,  PICA and such Other Holders.

           SECTION 4.                                Reference to and Effect on Agreement.  Upon the Effective Date, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 5.  Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 6.  Counterparts; Section Titles.  This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.  Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter.

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice-President

THE PRUDENTIAL INSURANCE COMPANY
    OF AMERICA

By:  ___________________________________
Vice President

MUTUAL OF OMAHA INSURANCE
  COMPANY

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

UNITED OF OMAHA LIFE INSURANCE
  COMPANY

By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  ______________________________
Vice President

Agreed and accepted:

FRANKLIN ELECTRIC CO., INC.

By:   ______________________________
           Thomas J. Strupp,
Vice President, Chief Financial Officer
and Secretary